UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 10, 2008
                                                        ------------------

                               ESSA Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)

    Pennsylvania                      001-33384             20-8023072
---------------------------    -----------------------      ----------
(State or Other Jurisdiction)   (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)


200 Palmer Street, Stroudsburg, Pennsylvania                    18360
--------------------------------------------                    -----
(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code:  (570) 421-0531
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06   Material Impairments.

     On September 7, 2008, the United States Department of Treasury and the Federal Housing Finance Agency ("FHFA") announced that both Fannie Mae and Freddie Mac were being placed under conservatorship and that management of the entities would be under the control of the FHFA, its regulator. The plan announced by the U.S. Government includes, among other things, the elimination of dividends on Fannie Mae and Freddie Mac common and preferred stock. These actions will adversely impact the value of the investment by ESSA Bancorp, Inc. (the "Company") in the perpetual preferred stock of Fannie Mae.

     The Company announced today that, in view of the recent Federal conservatorship of Fannie Mae and the related restrictions on its outstanding preferred stock (including the elimination of dividends thereon), the Company intends to record an other-than-temporary impairment ("OTTI") noncash charge with respect to the Fannie Mae preferred stock it owns. The carrying value of the Company's Fannie Mae preferred stock as of June 30, 2008 was approximately $870,000. The OTTI charge related to such securities will be made effective September 30, 2008 and is expected to be approximately $803,000 based on the estimated market value of the Company's preferred stock investment as of September 10, 2008. The amount of this OTTI charge is subject to material change in the future as a result of significant uncertainties related to Fannie Mae's business operations and the Federal conservatorship and the resulting impact on the market value of the Company's preferred stock investment.

     Based on management's current projections, even if our shares of Fannie Mae preferred stock are ultimately deemed to have no value, the capital of our subsidiary, ESSA Bank & Trust, would continue to substantially exceed the ratios that must be maintained for such institution to be considered "well capitalized" under the capital guidelines administered by the applicable Pennsylvania and federal banking agencies.

     This report contains certain forwarding-looking statements about the Company's securities activities. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They also include words such as "believe," "expect," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may". Certain factors could cause actual results to differ materially from expected results including changes in the general economic conditions (such as interest rates, employment levels and real estate values), legislative and regulatory changes, developments with respect to the Fannie Mae conservatorship, changes in the Company's and Fannie Mae's business operations and the results thereof and changes in the securities markets. ESSA Bancorp, Inc. does not intend to update this Report and expressly disclaims any obligation to do so.

Item 9.01.   Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired: None

     (b)  Pro Forma Financial Information: None

     (c)  Shell company transactions: None

     (d)  Exhibits: None

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ESSA BANCORP, INC.



DATE:  September 11, 2008                By:      /s/Gary S. Olson
                                                  ------------------
                                                  Gary S. Olson, President and
                                                  Chief Executive Officer